CENTERPOINT ENERGY SAVINGS RESTORATION PLAN (Effective as of January 1, 2008) Second Amendment WHEREAS, CenterPoint Energy, Inc. (the “Company”) maintains the CenterPoint Energy Savings Restoration Plan, effective as of January 1, 2008 (the “Plan”) for the benefit of its eligible employees; and WHEREAS, the Company desires to amend the Plan in certain respects; NOW, THEREFORE, the Company, having reserved the right under Section 6.2 thereof to amend the Plan, does hereby amend the Plan, effective as of January 1, 2020, as follows: 1. Section 4.1(a) of the Plan is amended to read as follows: (a) Benefit Formula. For each Plan Year after the 2019 Plan Year, provided that the Participant is actively employed by an Employer on December 31st of the Plan Year (except as provided below), such Participant’s Plan account shall be credited for such Plan Year with a “Plan Benefit” equal to the amount resulting from the following formula: Plan Benefit = [((A - B) x C) + ((A - B) x D) + ((A - B) x E)] where: “A” is equal to the Participant’s Compensation for the Plan Year determined without regard to the Section 401(a)(17) Limit for the Plan Year; “B” is equal to the Section 401(a)(17) Limit for the Plan Year; “C” is equal to the effective employer matching contribution percentage applicable to the Participant under the Savings Plan for the Plan Year; and “D” is equal to the employer non-matching contribution percentage, if any, applicable to the Participant under the Savings Plan for the Plan Year (excluding any discretionary percentage); and “E” is equal to a discretionary percentage, if any, approved by the Committee or the Chief Executive Officer of the Company for the Savings Plan and/or for the Plan for the Plan Year. The non-discretionary employer matching and non-matching portions of the - 1 -

Plan Benefit for a Plan Year shall be credited to the Participant’s account as soon as practicable after the end of the Plan Year, but in no event later than 60 days after the end of such Plan Year. The discretionary portion of the Plan Benefit for a Plan Year shall be credited to the Participant’s account as soon as practicable after the discretionary percentage (if any) has been approved for the Plan Year, but in no event later than 60 days after such approval date. A person who has a Separation from Service prior to December 31st of a Plan Year shall not receive a Plan Benefit for such Plan Year unless such person during such Plan Year commenced during and is on as of December 31st of such Plan Year, (i) an Employer authorized leave of absence or (ii) a disability leave of absence (whether short-term or long-term disability) under a disability plan or program of the Company or an Employer (and only for the Plan Year during which such eligible leave under clause (i) or (ii) commences). IN WITNESS WHEREOF, CenterPoint Energy, Inc. has executed these presents as evidenced by the signature of its officer affixed hereto, which may be sufficiently evidenced by any executed copy hereof, this 11th day of December, 2019, but effective as set forth above. CENTERPOINT ENERGY, INC. By: /s/ Scott M. Prochazka Scott M. Prochazka President and Chief Executive Officer ATTEST: By: /s/ Vincent A. Mercaldi Vincent A. Mercaldi Corporate Secretary - 2 -